Exhibit 99.B(d)(78)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Los Angeles Capital Management and Equity Research, Inc.

Dated December 18, 2006, as amended September 18, 2008

SEI Institutional Managed Trust

Tax-Managed Small Cap Fund

Small/Mid Cap Diversified Alpha Fund

Small Cap Growth Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Los Angeles Capital Management and Equity Research, Inc.

Dated December 18, 2006, as amended September 18, 2008

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Tax-Managed Small Cap Fund	X.XX%
Small/Mid Cap Diversified Alpha Fund	X.XX%
Small Cap Growth Fund	X.XX%

Agreed and Accepted:

SEI Investments Management Corporation	Los Angeles Capital Management and Equity Research, Inc.

By:	By:

/s/ Aaron C. Buser	/s/ Thomas D. Stevens

Name:	Name:

Aaron C. Buser	Thomas D. Stevens
Title:	Title:

Vice President	Chairman